EXHIBIT 99.1

MIDAMERICAN ENERGY HOLDINGS COMPANY
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580

LETTER OF TRANSMITTAL

For 3.15% Senior Notes due 2012

EXCHANGE AGENT:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Facsimile:

212-298-1915

Confirm by telephone:

212-815-2742

By Mail, Hand or Courier:
Bank of New York Mellon Corporation
Corporate Trust Department
Reorganization Unit
101 Barclay Street
Floor 7 East
New York, New York 10286
Attn: Ms. Diane Amoroso

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges receipt of the Prospectus dated           , 2009 (the “Prospectus”) of MidAmerican Energy Holdings Company, an Iowa corporation (the “Company”), and this Letter of Transmittal for 3.15% Senior Notes due 2012, which may be amended from time to time (this “Letter”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange, for each $1,000 in principal amount of its outstanding 3.15% Senior Notes due 2012 issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Initial Notes”), $1,000 in principal amount of its registered 3.15% Senior Notes due 2012 (the “Exchange Notes”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Prospectus under the caption “The Exchange Offer — How to Tender.”

The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the Exchange Offer.

All holders of Initial Notes who wish to tender their Initial Notes must, on or prior to the Expiration Date: (1) complete, sign, date and mail or otherwise deliver this Letter to the Exchange Agent, in person or to the address or facsimile number set forth above, or, for book-entry transfers, properly transmit an “agent’s message” (as defined in the Prospectus under the caption “The Exchange Offer — How to Tender”) through DTC’s (the “Book-Entry Transfer Facility”) ATOP program, in each case together with any other documents required by this Letter to be delivered to the Exchange Agent and in accordance with the procedures for tendering described in the Prospectus under the caption “The Exchange Offer — How to Tender” and this Letter; and (2) tender his or her Initial Notes or, for book-entry transfers, deliver a Book-Entry Confirmation, in each case in accordance with the procedures for tendering described in the Prospectus under the caption “The Exchange Offer — How to Tender” and this Letter. Holders of Initial Notes whose certificates are not immediately available, who are unable to deliver their certificates and all other documents required by this Letter to be delivered to the Exchange Agent or are unable to comply with all of the procedures for book-entry transfer described in the Prospectus, in each case on or prior to the Expiration Date, must tender their Initial Notes according to the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer — How to Tender” and this Letter. (See Instruction 1.)

The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above, or Douglas L. Anderson, General Counsel of the Company, 1111 South 103rd Street, Omaha, Nebraska 68124 (telephone (402) 341-4500).

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING
THE INSTRUCTIONS TO THIS LETTER, CAREFULLY
BEFORE CHECKING ANY BOX BELOW

Capitalized terms used in this Letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

List in Box 1 below the Initial Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount of Initial Notes on a separate SIGNED schedule and affix that schedule to this Letter.

BOX l
TO BE COMPLETED BY ALL TENDERING HOLDERS

Principal Amount
Name(s) and Address(es) of Registered Holder(s)	Certificate	Principal Amount	of Initial Notes
(Please fill in if blank)	Number(s)(l)	of Initial Notes	Tendered(2)

Totals:

 (1) Need not be completed if Initial Notes are being tendered by book-entry transfer.
 (2) Unless otherwise indicated, the entire principal amount of Initial Notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Company the principal amount of Initial Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Initial Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Initial Notes tendered.

The undersigned constitutes and appoints the Exchange Agent as his or her agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the tendered Initial Notes, with full power of substitution, to: (a) deliver certificates for such Initial Notes; (b) deliver Initial Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Company upon receipt by the Exchange Agent, as the undersigned’s agent, of the Exchange Notes to which the undersigned is entitled upon the acceptance by the Company of the Initial Notes tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Initial Notes, all in accordance with the terms of the Exchange Notes. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, assign and transfer the Initial Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the assignment and transfer of the Initial Notes tendered.

The undersigned agrees that acceptance of any tendered Initial Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the registration rights agreement (as described in the Prospectus) and that, upon the issuance of the Exchange Notes, the Company will have no further obligations or liabilities thereunder (except in certain limited circumstances). By tendering Initial Notes, the undersigned certifies that (i) any Exchange Notes received by the undersigned will be acquired in the ordinary course of its business, (ii) at the time of commencement of the Exchange Offer, the undersigned had no arrangements or understanding with any person to participate in the distribution of the Initial Notes or the Exchange Notes within the meaning of the Securities Act, (iii) the undersigned is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the undersigned is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if the undersigned is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

The undersigned understands that the Company may accept the undersigned’s tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned’s right to withdraw such tender will terminate.

All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions contained in this Letter.

Unless otherwise indicated under “Special Delivery Instructions” below, the Exchange Agent will deliver Exchange Notes (and, if applicable, a certificate for any Initial Notes not tendered but represented by a certificate also encompassing Initial Notes which are tendered) to the undersigned at the address set forth in Box 1.

The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

☐	CHECK HERE IF TENDERED INITIAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED INITIAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name (s) of Registered Owner (s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution which Guaranteed Delivery:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BOX 2

PLEASE SIGN HERE
WHETHER OR NOT INITIAL NOTES ARE BEING
PHYSICALLY TENDERED HEREBY

X

X
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

This box must be signed by registered holder(s) of Initial Notes as their name(s) appear(s) on certificate(s) for Initial Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
(See Instruction 3)

Name (s)

(Please Print)

Capacity

Address

(Include Zip Code)

Signature(s) Guaranteed by an Eligible Institution:	(Authorized Signature)
(If required by Instruction 3)	(Title)

(Name of Firm)

BOX 3
SUBSTITUTE FORM W-9
Request for Taxpayer Identification Number and Certification
Department of the Treasury
Internal Revenue Service
PAYOR’S NAME: The Bank of New York Mellon Trust Company, N.A.

PAYEE INFORMATION (please print or type)Individual or business name:

Check appropriate box:	☐ Individual/Sole Proprietor	☐ Corporation	☐ Partnership
	☐ Other	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.):

City, state, and ZIP code:

PART I: Taxpayer Identification Number (“TIN”)

Enter your TIN below. For individuals, your TIN is your social security number. Sole proprietors may enter either their social security number or their employer identification number. If you are a limited liability company that is disregarded as an entity separate from your owner, enter your owner’s social security number or employer identification number, as applicable. For other entities, your TIN is your employer identification number.

Social security number:
☐ ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐
or

Employer identification number:
☐ ☐ - ☐ ☐ ☐ ☐ ☐ ☐ ☐

☐ Applied For

PART II: Certification

Certification Instructions: You must cross out item 2 below if you have been notified by the Internal Revenue Service (the “IRS”) that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct TIN or a TIN has not been issued to me and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide my TIN to the payor, a portion of all reportable payments made to me by the payor will be withheld until I provide my TIN to the payor and that, if I do not provide my TIN to the payor within 60 days of submitting this Substitute Form W-9, such retained amounts shall be remitted to the IRS as backup withholding.

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature	Date

BOX 4

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Initial Notes in a principal amount not exchanged, or Exchange Notes, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Initial Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue and deliver:

(check appropriate boxes)
☐     Initial Notes not tendered
☐     Exchange Notes, to:

Name
(Please Print)

Address

Please complete the Substitute Form W-9 at Box 3

Tax I.D. or Social Security Number:

BOX 5

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Initial Notes in a principal amount not exchanged, or Exchange Notes, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than that shown in Box 1.

Deliver:

(check appropriate boxes)

☐     Initial Notes not tendered
☐     Exchange Notes, to:
Name
(Please Print)

Address

INSTRUCTIONS

FORMING PART OF THE TERMS AND
CONDITIONS OF THE EXCHANGE OFFER

1.  DELIVERY OF THIS LETTER AND CERTIFICATES. Certificates for Initial Notes or a Book-Entry Confirmation in the case of book-entry transfers, as well as a properly completed and duly executed copy of this Letter or an agent’s message in the case of book-entry transfers, and any other documents required by this Letter, must be received by the Exchange Agent at one of its addresses set forth herein on or before the expiration of the exchange offer on the Expiration Date. The method of delivery of this Letter, an agent’s message, certificates for Initial Notes or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

If a holder of Initial Notes desires to accept the exchange offer and time will not permit this Letter, Initial Notes or any other documents required by this Letter to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer set forth in the Prospectus under the caption “The Exchange Offer — How to Tender” cannot be completed on or before the Expiration Date, a tender may nevertheless be effected, provided that all of the guaranteed delivery procedures described in the Prospectus are followed. Pursuant to such procedures:

(i) tender must be made by or through an Eligible Institution;

(ii) prior to the expiration of the Exchange Offer on the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, letter or courier), or an electronic message transmitted through ATOP with respect to guaranteed delivery for book-entry transfers (x) setting forth the name and address of the tendering holder, the name(s) in which the Initial Notes are registered, the principal amount of the Initial Notes and, if possible, the certificate number(s) of the Initial Notes to be tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that within three New York Stock Exchange trading days after the date of execution by the Eligible Institution of such Notice of Guaranteed Delivery, or transmission of such electronic message through ATOP for book-entry transfers, the certificates for all physically tendered Initial Notes, in proper form for transfer, or a Book-Entry Confirmation in the case of book-entry transfers, together with a properly completed and duly executed copy of this Letter with any required signature guarantees, or a properly transmitted agent’s message through ATOP in the case of book-entry transfers, and any other documents required by this Letter, will be deposited by the Eligible Institution with the Exchange Agent; and

(iii) the certificates for all physically tendered Initial Notes, in proper form for transfer, or a Book-Entry Confirmation in the case of book-entry transfers, together with a properly completed and duly executed copy of this Letter with any required signature guarantees, or a properly transmitted agent’s message through ATOP in the case of book-entry transfers, and any other documents required by this Letter, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution by the Eligible Institution of the Notice of Guaranteed Delivery or transmission of such electronic message through ATOP with respect to guaranteed delivery for book-entry transfers, all as provided in the Prospectus under the caption “The Exchange Offer — How to Tender.”

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Initial Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which, in the opinion of the Company’s counsel, would be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Initial Notes. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Initial Notes.

Neither the Company, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

2.  PARTIAL TENDERS; WITHDRAWALS. If less than the entire principal amount of any Initial Notes evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Initial Notes represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Initial Notes not tendered will be sent to the holder, unless otherwise provided in Box 5, promptly after the Expiration Date, in the event that less than the entire principal amount of Initial Notes represented by a submitted certificate is tendered (or, in the case of Initial Notes tendered by book-entry transfer, such non-exchanged Initial Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date. To be effective with respect to the tender of Initial Notes, a notice of withdrawal must: (i) be received by the Exchange Agent before the Company notifies the Exchange Agent that it has accepted the tender of Initial Notes pursuant to the Exchange Offer; (ii) specify the certificate numbers of Initial Notes to be withdrawn, the principal amount of Initial Notes to be withdrawn (which must be an authorized denomination), a statement that such holder is withdrawing his election to have such Initial Notes exchanged, and the name of the registered holder of such Initial Notes; and (iv) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantee) or be accompanied by documents of transfer sufficient to have the “trustee” (as defined in the Prospectus under the caption “Description of the Notes - Trustee”) with respect to the Initial Notes register the transfer of such Initial Notes into the name of the person withdrawing the tender. The Exchange Agent will return the properly withdrawn Initial Notes promptly following receipt of notice of withdrawal. If Initial Notes have been tendered pursuant to the procedures for book-entry transfer set forth in the Prospectus, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Initial Notes or otherwise comply with the Book-Entry Transfer Facility’s procedures, and in such case the Initial Notes will be credited to such account by the Exchange Agent promptly after withdrawal.

3.  SIGNATURES ON THIS LETTER; ASSIGNMENTS; GUARANTEE OF SIGNATURES. If this Letter is signed by the holder(s) of Initial Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Initial Notes, without alteration, enlargement or any change whatsoever.

If any of the Initial Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Initial Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

If this Letter is signed by the holder of record and (i) the entire principal amount of the holder’s Initial Notes are tendered; and/or (ii) untendered Initial Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Initial Notes, nor provide a separate bond power. If any other case, the holder of record must transmit a separate bond power with this Letter.

If this Letter or any certificate of assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Company of their authority to so act must be submitted, unless waived by the Company.

Signatures on this Letter must be guaranteed by an Eligible Institution, unless Initial Notes are tendered: (i) by a holder who has not completed the Box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program (SEMP) (collectively, “Eligible Institutions”). If Initial Notes are registered in the name of a person other than the signer of this Letter, the Initial Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

4.  SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Tendering holders should indicate, in Box 4 or 5, as applicable, the name and address to which the Exchange Notes or certificates for Initial Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the tax identification number of the person named must also be indicated. Holders tendering Initial Notes by book-entry transfer may request that Initial Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

5.  TAX IDENTIFICATION NUMBER. Each tendering holder that is a U.S. person (including a U.S. resident alien) must provide the Exchange Agent with a correct taxpayer identification number (“TIN”), which, in the case of a holder who is an individual, is his or her social security number, and with certain other information on Substitute Form W-9, which is provided in Box 3, and to certify that the holder (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute From W-9 may subject each tendering holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service and federal income tax backup withholding in an amount equal to 28% of the reportable payment made pursuant to the Exchange Offer.

Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these back-up withholding and reporting requirements. To prevent possible erroneous back-up withholding, an exempt holder that is a U.S. person must check the appropriate box under “Payee Information,” enter its correct TIN in Part I of the Substitute Form W-9, and sign an date the form. See the Substitute Form W-9 in Box 3 for additional instructions. A nonresident alien or foreign entity must submit a completed IRS Form W-8BEN (or other applicable IRS form), signed under penalties of perjury attesting to its foreign status. Such form may be obtained from the Exchange Agent.

If you do not have a TIN, check the box “Applied For” in Part I of the Substitute Form W-9 and sign and date the form. If you do not provide your TIN to the payor within 60 days, back-up withholding will begin and continue until you furnish your TIN to the payor. Note: Checking the “Applied For” box in Part I of the Substitute Form W-9 indicates that you have already applied for a TIN or that you intend to apply for one in the near future.

If you have any questions concerning the Substitute Form W-9 or any information required therein, please contact the Exchange Agent, as payor.

6.  TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the transfer of Initial Notes to it or its order pursuant to the Exchange Offer. If, however, the Exchange Notes or certificates for Initial Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed by any reason other than the transfer of Initial Notes to the Company or its order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

7.  WAIVER OF CONDITIONS. The Company reserves the absolute right to amend or waive any of the specified conditions in the Exchange Offer in the case of any Initial Notes tendered.

8.  MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. Any holder whose certificates for Initial Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above, for further instructions.

9.  REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

IMPORTANT: This Letter or an agent’s message (together with certificates representing tendered Initial Notes or a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent, or the guaranteed delivery procedures must be complied with, on or before the Expiration Date.